Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-42413 and 333-136331 of Tektronix, Inc. on Form S-8 of our report dated June 25, 2007, appearing in this Annual Report on Form 11-K of the Tektronix 401(k) Plan for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Portland, Oregon
June 27, 2007